Exhibit 99.1

Contact:  Nadine Padilla

VP, Corporate & Investor Relations

858-805-2820

npadilla@biosite.com

July 26, 2006

BIOSITE® INCORPORATED ANNOUNCES RESULTS FOR

THE SECOND QUARTER OF 2006

Biosite Announces Settlement of Patent Litigation with Roche

SAN DIEGO — Biosite® Incorporated (Nasdaq:BSTE) today reported financial results for the second quarter of 2006.   The quarter was marked by a 45 percent increase in sales of Biosite’s non-BNP cardiovascular products, compared with the same quarter of 2005, and by continued market leadership of the Triage® BNP Test, which is primarily used to aid in the diagnosis of heart failure.  The Company also announced that it has resolved all outstanding patent litigation with Roche Diagnostics and several of its affiliates (Roche).

Under the terms of a settlement agreement announced today, Biosite and Roche have each agreed to file appropriate requests to dismiss their respective complaints pending in Federal District Courts in Indianapolis and San Diego. In addition to dismissal of the legal actions, the settlement involves a worldwide, royalty-free, non-exclusive cross-license of the patents involved in the two pending cases.  As part of the cross-license agreement Biosite has also agreed to make a one-time license payment to Roche of $8.5 million.

The Company noted that second quarter GAAP and Non-GAAP earnings and operating income included expense of $2.9 million, or $0.10 per diluted share, related to the portion of the license payment to Roche pertaining to prior sales.  The remainder of the license payment will be recognized in the future based on actual sales of the affected products through 2013.

Key Financial Results

•                  Revenues for the second quarter of 2006 totaled $77.8 million, a 5 percent increase from $73.8 million in the comparable period of 2005.  The increase in revenues was primarily attributed to growth in sales unit volumes of the Triage BNP Tests and Triage Profiler Panels.  The Company also benefited from a lower-than-expected decline in the average sales price of the Triage BNP Tests in the second quarter of 2006.  In addition, sales from international operations for the second quarter of 2006 increased 32 percent, compared with the second quarter of 2005, and accounted for 15 percent of total product sales.

•                  For the second quarter of 2006, GAAP diluted earnings per share was $0.43, and Non-GAAP diluted earnings per share was $0.70, including in each case the $0.10 effect of the one-time license payment to Roche. By comparison, in the second quarter of 2005 the Company’s diluted earnings per share was $0.76.

Non-GAAP results in the first half of 2006 exclude the impact of FAS 123R, Share-Based Payment, which relates to the expensing of non-cash stock-based compensation, such as stock options. The Company adopted FAS 123R as of January 1, 2006 on a modified prospective basis. See the tables included at the end of this release for a reconciliation of Non-GAAP financial results to GAAP financial results. See also “About Non-GAAP Financial Measures” below.

•                  GAAP operating income for the second quarter of 2006 was $13.2 million. Non-GAAP operating income for the second quarter of 2006 was $19.6 million. In the comparable period of 2005, operating income was $21.7 million.

•                  Cash generated from operations was $6.6 million for the second quarter of 2006, a decline from the second quarter of 2005.  The decrease was primarily related to fluctuations in accounts receivables resulting from the timing of distributor orders and to higher payments of estimated taxes in the second quarter of 2006 compared with 2005.

Following are financial highlights pertaining to revenues and cash flow for the quarters ended June 30, 2006 and 2005:

($ in 000’s)

	Three months ended			Six months ended
	6/30/06	6/30/05	Change	6/30/06	6/30/05	Change
Triage® BNP Test sales	$50,678	$49,058	3%	$103,242	$98,829	4%
Other cardiovascular product sales	13,266	9,146	45%	25,372	17,208	47%
Other product sales	12,428	13,694	(9% )	25,915	26,357	(2% )
Total product sales	76,372	71,898	6%	154,529	142,394	9%
Total revenues	77,767	73,764	5%	157,099	145,610	8%

Cash flow from operations	$6,566	26,752	(75% )	$37,590	$58,394	(36% )
Cash used for stock repurchases	—	—	30,000	—

	6/30/06	12/31/05	Change
Cash and marketable securities balance	$138,844	$132,412	5%

“The second quarter was on track with our expectations,” said Kim Blickenstaff, Biosite chairman and chief executive officer.  “We are pleased with the continued solid performance and stability in our BNP franchise and with growth in our other cardiovascular products.

“As for our litigation with Roche, we believe the settlement is a reasonable trade-off against the expense and management time that would have been required to prevail over an opponent with far greater resources than ours.”

Financial Guidance Update

Commenting on expectations for 2006, Biosite management updated its 2006 total revenue target to $316 million from $318 million, citing a mild softness in its drugs of abuse testing business and revisions to launch timelines for its potential myeloperoxidase (MPO) products.  The Company has also updated its Non-GAAP diluted earnings per share target from $3.34 to approximately $3.30 to reflect the net effect of its settlement with Roche.  Biosite’s GAAP diluted earnings per share target remains at $2.30.

See the Biosite Incorporated Guidance Data table included at the end of this release for additional details regarding the Company’s financial guidance data, a reconciliation of Non-GAAP financial guidance to GAAP financial guidance and a description of certain factors that could affect the Company’s actual financial results. See also “About Non-GAAP Financial Measures” below.

Research and Development

In the area of research and development, the Company confirmed that it continues to make progress in development of a sepsis panel and has initiated activities aimed at enrolling clinical trial sites to commence a study that is intended to support a future regulatory submission.  The Company also continued to advance projects related to the development of a test for protein-C and acute kidney injury panel.

Biosite also presented selected data on its MPO assay earlier today at the American Association of Clinical Chemistry meeting currently underway in Chicago.  The data demonstrate that Biosite’s assay performs consistently in blood or plasma samples and can detect elevated levels of MPO which are associated with major adverse cardiac events within 30 days of presentation.  Biosite filed a 510(k) premarket notification for its MPO assay with the U.S. Food and Drug Administration earlier this year.

Litigation Background

In November 2004, Roche Diagnostics Corporation, together with certain of its affiliates, filed a complaint in the United States District Court, Southern District of Indiana, Indianapolis Division alleging Biosite is infringing two patents, U.S. Patent 5,366,609 and U.S. Patent 4,816,224, owned by Roche and/or its affiliates.  Also, in November 2004, Biosite filed a complaint in the United States District Court, Southern District of California alleging that Roche Diagnostics Corporation and Roche Diagnostics GmbH are infringing two patents, U.S. Patent 6,174,686 and U.S. Patent 5,795,725, owned by Biosite.   Biosite later amended its complaint to also allege infringement of one additional patent owned by Biosite, U.S. Patent 6,939,678.

About Biosite® Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. Biosite’s Triage® rapid diagnostics are used in more than 50 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

Investor Conference Call

Biosite will host an investor conference call to discuss financial results and research and development progress. The call will take place today, July 26, 2006, at 1:30 p.m. PDT. A live webcast of the call can be accessed via the Internet at www.biosite.com. The phone number for U.S. and international callers is (617) 614-3529. The conference call code for the live call is 40366532. The call will be archived on the Biosite website for at least 21 days. The phone replay number is (888) 286-8010. International callers, please dial (617) 801-6888. Please reference the conference call code 42427503.

About Non-GAAP Financial Measures

This press release contains financial results and guidance that excludes the effects of FAS 123R, Share-Based Payment, which relates to stock-based compensation, and is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses this non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for the Company’s financial results or guidance in accordance with GAAP. Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new stock-based compensation awards and the realization of tax benefits, may differ from actual results. For more information, please see the guidance table included at the end of this release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Examples of forward-looking statements are financial targets and growth objectives and also include but are not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”; “anticipates”; “plans”; “expects”; “estimates”; or similar statements. Forward-looking statements in this press release include statements regarding the Company’s expected financial performance for the 2006 fiscal year, such as anticipated revenues and earnings per share, and the Company’s plans to complete the development of a sepsis panel and commence a clinical trial for a potential sepsis product. Risks and uncertainties include risks associated with Biosite’s ability to commence and complete clinical trials as currently planned; Biosite’s ability to adequately respond to the FDA’s questions regarding the pending 510(k) filing for MPO; Biosite’s ability to complete the development of a satisfactory Protein C test; Biosite’s ability to obtain regulatory approvals and complete other pre-market activities needed to launch new products as currently planned, including the MPO test, a sepsis panel, a panel for acute kidney injury and a Protein C test; Biosite’s ability to effectively promote and market acceptance of any new products; the continued growth of the BNP market generally, including the physician office market; and other risks associated with changing market conditions and the effect of competition from companies with greater capital and resources. Other risks that should be considered are detailed in the Company’s most recent Annual Report on Form 10-K and other SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s SEC filings are available from the Investor Relations department or from the Company’s website.

###

Biosite®, Cardio Profiler®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated.

Biosite Incorporated

Unaudited Statements of Income Data - GAAP

(in thousands, except per share data and margins)

	Three months ended			Six months ended
	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change

Total revenues:
Product sales	$76,372	$71,898	6%	$154,529	$142,394	9%
Contract revenue	1,395	1,866	(25% )	2,570	3,216	(20% )
Total revenues	77,767	73,764	5%	157,099	145,610	8%

Gross margin on product sales	69%	68%	70%	70%

Operating expenses:
Cost of product sales	23,437	23,015	2%	46,542	43,255	8%
Selling, general and administrative	24,836	18,515	34%	48,802	37,072	32%
Research and development	13,144	10,192	29%	26,842	20,960	28%
License and patent disputes	3,101	343	804%	3,142	552	469%
Total operating expenses	64,518	52,065	24%	125,328	101,839	23%

Operating income	13,249	21,699	(39% )	31,771	43,771	(27% )

Operating income as% of total revenue	17%	29%	20%	30%

Interest and other income, net	994	515	93%	2,242	574	291%

Income before provision for income taxes	14,243	22,214	(36% )	34,013	44,345	(23% )

Provision for income taxes	(6,321)	(8,242)	(23% )	(13,534)	(16,581)	(18% )

Net income	$7,922	$13,972	(43% )	$20,479	$27,764	(26% )

Diluted earnings per share	$0.43	$0.76	(43% )	$1.11	$1.52	(27% )

Diluted shares used in calculating per share amounts	18,275	18,343		18,434	18,282

Share-based compensation expense for stock options and the employee stock purchase plan recorded in accordance with FAS 123R for continuing operations:

Cost of product sales	$781	$—		$1,003	$—
Selling, general and administrative	3,827	—		7,849	—
Research and development	1,787	—		3,597	—
Subtotal	$6,395	$—		$12,449	$—
Tax benefit	(1,778)	—		(3,417)	—
Total	$4,617	$—		$9,032	$—

Biosite Incorporated

Unaudited Statements of Income Data - GAAP

(in thousands, except per share data and margins)

NOTE: Non-GAAP results exclude the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation

	Three months ended			Six months ended
	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change

Total revenues:
Product sales	$76,372	$71,898	6%	$154,529	$142,394	9%
Contract revenue	1,395	1,866	(25% )	2,570	3,216	(20% )
Total revenues	77,767	73,764	5%	157,099	145,610	8%

Gross margin on product sales	70%	68%	71%	70%

Operating expenses:
Cost of product sales	22,656	23,015	(2% )	45,539	43,255	5%
Selling, general and administrative	21,009	18,515	13%	40,953	37,072	10%
Research and development	11,357	10,192	11%	23,245	20,960	11%
License and patent disputes	3,101	343	804%	3,142	552	469%
Total operating expenses	58,123	52,065	12%	112,879	101,839	11%

Operating income	19,644	21,699	(9% )	44,220	43,771	1%

Operating income as% of total revenue	25%	29%		28%	30%

Interest and other income, net	994	515	93%	2,242	574	291%

Income before provision for income taxes	20,638	22,214	(7% )	46,462	44,345	5%

Provision for income taxes	(8,099)	(8,242)	(2% )	(16,951)	(16,581)	2%

Net income	$12,539	$13,972	(10% )	$29,511	$27,764	6%

Diluted earnings per share	$0.70	$0.76	(8% )	$1.62	$1.52	7%

Diluted shares used in calculating per share amounts	18,023	18,343		18,231	18,282

Biosite Incorporated

Unaudited Reconciliation of Consolidated Statements of Income Data - Non-GAAP to

Consolidated Statements of Income Data - GAAP

(in thousands, except per share data and margins)

	Three months ended				Three months ended
	June 30, 2006				June 30, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$76,372	$—		$76,372	$71,898	$—	$71,898
Contract revenue	1,395	—		1,395	1,866	—	1,866
Total revenues	77,767	—		77,767	73,764	—	73,764

Gross margin on product sales	70%	(1%	)	69%	68%	0%	68%

Operating expenses:
Cost of product sales	22,656	781	[a]	23,437	23,015	—	23,015
Selling, general and administrative	21,009	3,827	[a]	24,836	18,515	—	18,515
Research and development	11,357	1,787	[a]	13,144	10,192	—	10,192
License and patent disputes	3,101	—		3,101	343	—	343
Total operating expenses	58,123	6,395		64,518	52,065	—	52,065

Operating income	19,644	(6,395)		13,249	21,699	—	21,699

Operating income as% of total revenue	25%	(8%	)	17%	29%	0%	29%

Interest and other income, net	994	—		994	515	—	515

Income before provision for income taxes	20,638	(6,395)		14,243	22,214	—	22,214

Provision for income taxes	(8,099)	1,778	[a]	(6,321)	(8,242)	—	(8,242)

Net income	$12,539	$(4,617)		$7,922	$13,972	$—	$13,972

Diluted earnings per share	$0.70	$(0.27)		$0.43	$0.76	$—	$0.76

Diluted shares used in calculating per share amounts	18,023	252		18,275	18,343	—	18,343

[a] - Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated

Unaudited Reconciliation of Consolidated Statements of Income Data - Non-GAAP to

Consolidated Statements of Income Data - GAAP

(in thousands, except per share data and margins)

	Six months ended				Six months ended
	June 30, 2006				June 30, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$154,529	$—		$154,529	$142,394	$—	$142,394
Contract revenue	2,570	—		2,570	3,216	—	3,216
Total revenues	157,099	—		157,099	145,610	—	145,610

Gross margin on product sales	71%	(1%	)	70%	70%	0%	70%

Operating expenses:
Cost of product sales	45,539	1,003	[a]	46,542	43,255	—	43,255
Selling, general and administrative	40,953	7,849	[a]	48,802	37,072	—	37,072
Research and development	23,245	3,597	[a]	26,842	20,960	—	20,960
License and patent disputes	3,142	—		3,142	552	—	552
Total operating expenses	112,879	12,449		125,328	101,839	—	101,839

Operating income	44,220	(12,449)		31,771	43,771	—	43,771

Operating income as% of total revenue	28%	(8%	)	20%	30%	0%	30%

Interest and other income, net	2,242	—		2,242	574	—	574

Income before provision for income taxes	46,462	(12,449)		34,013	44,345	—	44,345

Provision for income taxes	(16,951)	3,417	[a]	(13,534)	(16,581)	—	(16,581)

Net income	$29,511		$(9,032)	$20,479	$27,764	$—	$27,764

Diluted earnings per share	$1.62		$(0.51)	$1.11	$1.52	$—	$1.52

Diluted shares used in calculating per share amounts	18,231	203		18,434	18,282	—	18,282

[a] - Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated

Selected Product Data

(in thousands, except per share data and margins)

Sales by Product:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
Triage® Drugs of Abuse Products	$10,283	$11,341	$12,408	$11,018	$11,547	$10,464
Triage Cardiac Panel	5,985	6,439	7,142	6,629	6,616	7,188
Triage BNP Tests	49,771	49,058	43,892	46,893	52,564	50,678
Triage Profiler Products	1,946	2,226	2,852	3,465	4,036	4,598
Triage D-Dimer Test	131	481	757	1,489	1,417	1,450
Triage Parasite Panel	255	283	355	269	286	337
Triage C. difficile Panel	1,349	1,377	942	988	1,029	1,088
Triage Meter	776	693	538	724	625	539
Triage Stroke Panel (EU)	—	—	2	15	37	30
Total Product Sales	$70,496	$71,898	$68,888	$71,490	$78,157	$76,372

International Sales:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
International Sales as% of Product Sales	13%	12%	12%	13%	14%	15%
BNP International Sales as% of BNP Total Sales	10%	9%	9%	10%	11%	11%

Margin by Product Type (a), (b):

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
Triage Drugs of Abuse Product Line	82%	78%	82%	81%	79%	77%
Triage Cardiovascular Product Line (incl. BNP)	72%	69%	69%	70%	71%	70%

(a) These margins do not include all products.  The Triage Meter, Triage Micro Product Line and Triage Stroke Panel are not included.

(b) Includes the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated

Unaudited Balance Sheet Data - GAAP

(in thousands)

	June 30, 2006	December 31, 2005
	Unaudited
Assets
Cash, cash equivalents & marketable securities	$138,844	$132,412
Accounts receivable	35,589	30,303
Inventories	32,097	32,627
Other current assets	8,602	9,422
Total current assets	215,132	204,764

Property, equipment and leasehold improvements, net	152,483	151,018
Patents and license rights, net	4,941	4,764
Other assets	10,994	7,380
Total assets	$383,550	$367,926

Liabilities and Stockholders’ Equity
Current liabilities	$39,091	$39,104
Long-term liabilities	10,800	13,457
Stockholders’ equity	333,659	315,365
Total liabilities and stockholders’ equity	$383,550	$367,926

Biosite Incorporated

Guidance Data

(in thousands, except per share data, margins and %’s)

The financial guidance provided below is an estimate based on information available as of July 26, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below.  Some of the factors that could affect the Company’s actual financial results are stated above in the section entitled “Forward Looking Statements” and in the Company’s filings with the SEC.  The Company assumes no obligation to update the guidance set forth below.

	Three months ended September 30, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

BNP product sales	$49,500	—		$49,500
Total product sales	$76,000	—		$76,000

Total revenues	$77,000	—		$77,000

International product sales% of Total product sales	15.0%	—		15.0%

Gross margin on product sales	69.5%	(1.0%	)(b)	68.5%

Operating expenses (excl. Cost of sales)% of Revenue	41.0%	7.0	%(b)	48.0%

Operating income as% of total revenues	29.0%	(8.0%	)(b)	21.0%

Diluted earnings per share	$0.80	$(0.26	)(b)	$0.54

Income tax rate	38.4%	4.0	%(b)	42.4%

Cash flow from operations	$20,000	—		$20,000

	Year ended December 31, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

BNP product sales	$203,000	—		$203,000
Total product sales	$311,000	—		$311,000

Total revenues	$316,000	—		$316,000

International sales% of total sales	15.0%	—		15.0%

Gross margin on product sales	70.0%	(1.0%	)(b)	69.0%

Operating expenses (excl. Cost of sales)% of Revenue	41.5%	7.0	%(b)	48.5%

Operating income as% of total revenues	29.0%	(8.0%	)(b)	21.0%

Diluted earnings per share	$3.30	$(1.00	)(b)	$2.30

Income tax rate	37.5%	3.5	%(b)	41.0%

Cash flow from operations	$80,000	—		$80,000

(a) These adjustments reconcile the Company’s non-GAAP financial guidance to its GAAP financial guidance for the next quarter and full year 2006. See the section entitled “About Non-GAAP Financial Measures” above.

(b) Reflects the estimated non-cash compensation expense attributable to stock-based compensation awards including stock options and employee stock purchase plan shares and their estimated impact on income taxes and diluted shares used in calculating EPS. This amount reflects the total estimated expense from the application of FAS 123R, which the Company adopted in the first quarter of 2006.